EXHIBIT 3.1

State of Indiana
Office of the Secretary of State

Certificate of Conversion
of

AMERICAN METALS LLC

I, DIEGO MORALES, Secretary of State, hereby certify that Articles of Conversion of the above Domestic Limited Liability Company have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Code.

The name following said transaction will be:

Electrified Materials Corporation

NOW, THEREFORE, with this document I certify that said transaction will become effective Monday, December 09, 2024.

SEAL OF THE STATE OF INDIANA
1816

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, December 09, 2024

Diego Morales

DIEGO MORALES
SECRETARY OF STATE

202006281401620 / 10607710

To ensure the certificate's validity, go to https://bsd.sos.in.gov/PublicBusinessSearch

ARTICLES OF CONVERSION

Formed pursuant to the provisions of the Indiana Code.

ARTICLE I - NAME AND PRINCIPAL OFFICE ADDRESS

BUSINESS ID	202006281401620
BUSINESS TYPE	Domestic For-Profit Corporation
BUSINESS NAME	Electrified Materials Corporation
PRINCIPAL OFFICE ADDRESS	12115 Visionary Way, Suite 174, Fishers, IN, 46038, USA
ORIGINAL DATE OF INCORPORATION	06/28/2020

ARTICLE II - REGISTERED OFFICE AND ADDRESS

REGISTERED AGENT TYPE	Individual
NAME	Edward Smid
ADDRESS	12115 Visionary Way, Suite 174, Fishers, IN, 46038, USA

ARTICLE III - PERIOD OF DURATION AND EFFECTIVE DATE

PERIOD OF DURATION	Perpetual
EFFECTIVE DATE	12/09/2024
EFFECTIVE TIME	12:01PM

ARTICLE IV - GOVERNING PERSON INFORMATION

TITLE	CEO
NAME	Mark Jensen
ADDRESS	12115 Visionary Way, Suite 174, Fishers, IN, 46038, USA

ARTICLE V - INCORPORATOR(S)

NAME	Mark Jensen
ADDRESS	12115 Visionary Way, Suite 174, Fishers, IN, 46038, USA

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ARTICLE VI - GENERAL INFORMATION

AUTHORIZED SHARES	1010000000

SIGNATURE

THE UNDERSIGNED AFFIRMS THAT THE PLAN OF CONVERSION HAS BEEN DULY AUTHORIZED AS REQUIRED BY INDIANA LAW.

IN WITNESS WHEREOF, THE UNDERSIGNED HEREBY VERIFIES, SUBJECT TO THE PENALTIES OF PERJURY, THAT THE STATEMENTS CONTAINED HEREIN ARE TRUE, THIS DAY **December 7, 2024**

THE UNDERSIGNED ACKNOWLEDGES THAT A PERSON COMMITS A CLASS A MISDEMEANOR BY SIGNING A DOCUMENT THAT THE PERSON KNOWS IS FALSE IN A MATERIAL RESPECT WITH THE INTENT THAT THE DOCUMENT BE DELIVERED TO THE SECRETARY OF STATE FOR FILING.

SIGNATURE	Mark Jensen
TITLE	CEO

Business ID : 202006281401620
Filing No. : 10607710

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APPROVED AND FILED DIEGO MORALES INDIANA SECRETARY OF STATE 12/09/2024 01:41 PM

ARTICLES OF INCORPORATION OF ELECTRIFIED MATERIALS CORPORATION

Electrified Materials Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the 2023 Indiana Code, Title 23, as amended (the "Corporation Law"), desiring to give notice of corporate action effectuating the Articles of Incorporation, sets forth the following:

ARTICLE I

NAME AND ADDRESS OF CORPORATION

1.1. Name and Address. The name of the Corporation is Electrified Materials Corporation. The initial office of the Corporation is 12115 Visionary Way, Suite 174, Fishers, Indiana 46038. The Registered Agent at that office is Edward Smid.

The Signatory represents that the Registered Agent named in Article I has consented to the appointment of Registered Agent.

ARTICLE II

PURPOSE AND POWERS

2.1 Purpose of the Corporation. The purposes for which the Corporation is formed is for the purpose of conducting business as a corporation under the Corporation Law and to engage in any and all lawful business for which corporations may now or hereafter be incorporated under the Corporation Law.

2.2 Powers of the Corporation. The Corporation shall have (a) all powers now or hereafter authorized by or vested in the corporations pursuant to the provisions of the Corporation Law, (b) all powers now or hereafter vested in corporation by common law or any other statue or act, and (c) all powers authorized by or vested in the Corporation by the provision of these Articles of Incorporation or by the provisions of its By-Laws as from time to time in effect.

ARTICLE III

TERM OF EXISTENCE

3.1 Term of Existence. The period during which the Corporation shall continue is perpetual.

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APPROVED AND FILED DIEGO MORALES INDIANA SECRETARY OF STATE 12/09/2024 01:41 PM

ARTICLE IV

SHARES

4.1 Authorized Classes and Number of Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 1,010,000,000, of which 1,000,000,000 shares shall be Common Stock, $0.0001 par value per share (the "Common Stock"), and 10,000,000 shares shall be Preferred Stock, $0.0001 par value per share (the "Preferred Stock"). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders of Preferred Stock is required pursuant to the provisions established by the Board of Directors in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.

4.2 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, as determined by the Board of Directors. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of the Preferred Stock and to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation"), all to the fullest extent now or hereafter permitted by Corporation Law. The Board of Directors is also expressly authorized (unless forbidden in the applicable Preferred Stock Designation) to increase or decrease (but not below the number of shares thereof then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Incase the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as otherwise expressly provided in any Preferred Stock Designation, (a) any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and (b) any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock or any future class or series of Preferred Stock or Common Stock

ARTICLE V

DIRECTORS

5.1 Number. The number of Directors shall be fixed in accordance with procedures established by the By-Laws.

5.2 Vacancies. Vacancies occurring in the Board of Directors shall be filled in the manner provided in the By-Laws, or, if the By-Laws do not provide for the filling of vacancies, in the manner provided by the Corporation Law. The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

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APPROVED AND FILED DIEGO MORALES INDIANA SECRETARY OF STATE 12/09/2024 01:41 PM

5.3 Removal of Directors. Any or all of the members of the Board of Director may be removed, with or without cause, only at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least a majority of all the votes then entitled to be cast at an election of Directors.

ARTICLE VI

BY-LAWS OF THE CORPORATION

6.1 By-Laws. Except as otherwise expressly provided in these Articles of Incorporation or by the Corporation Law, the By-Laws of the Corporation may be amended or repealed by either (a) the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, or (b) the affirmative vote, at a meeting of the shareholders of the Corporation, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors, considered for the purposes of this Section 6.1 as a single voting group, provided, however, that no By-Law may be adopted that is inconsistent with the Corporation Law.

ARTICLE VII OTHER PROVISIONS

7.1 Amendment or Repeal. Except as otherwise expressly provided for in these Articles of Incorporation, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

7.2 Tax Classification. It is the specific intent that the Corporation be classified as a C-Corporation for federal income tax purposes.

7.3 Captions. The captions of the Articles and Sections of these Articles of Incorporation have been inserted for convenience of reference only and no not in any way define, limit, construe, or describe the scope or intent of any Article or Section hereof.

7.4 Nonliability of Shareholders. Shareholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debts.

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APPROVED AND FILED DIEGO MORALES INDIANA SECRETARY OF STATE 12/09/2024 01:41 PM

7.5 Indemnification. To the fullest extent permitted by the Corporation Law, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Corporation, provided that said officer or director's actions were not the result of willful negligence or criminal activity, and provided, further, that said officer or director's action(s) requiring indemnification under this Section 7.4 were conducted at the time the person was and officer or director of the Corporation. Unless otherwise expressly prohibited by the Corporation Law, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No person falling within the purview of this paragraph may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

IN WITNESS WHEREOF, the undersigned, desiring to execute these Articles of Incorporation pursuant to the provisions of  the Corporate Law executes these Articles of Incorporation and hereby verifies, subject to the penalties of perjury, that the statements contained herein are true.

Executed this 9 day of December, 2024. ELECTRIFIED MATERIALS CORPORATION

By:	/s/ Mark C. Jensen
Name: Mark C. Jensen Title: Chairman & CEO

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